UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2022

REMITLY GLOBAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	021-344104	83-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1111 Third Avenue, Suite 2100
Seattle, WA 98101
(Address of principal executive offices, including zip code)
(888)736-4859
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RELY	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
On August 15, 2022 (the “Agreement Date”), Remitly Global, Inc. (“Remitly” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ramon Merger Sub Ltd., a company organized under the laws of the State of Israel (“Merger Sub”), Rewire (O.S.G) Research and Development Ltd., a company organized under the laws of the State of Israel (“Rewire”), and Fortis Advisors LLC, a Delaware limited liability company (in its capacity as the equityholders’ agent).
Upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Rewire, with Rewire surviving as a wholly owned subsidiary of Remitly (the “Merger”).
Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, including customary purchase price adjustments, the aggregate consideration Remitly will pay and issue upon the Closing in exchange for all of the outstanding equity interests of Rewire is approximately $80 million (the “Merger Consideration”), with approximately 86% payable in cash (the “Cash Consideration”), subject to adjustment at the Closing, and the remainder issuable in shares of Remitly’s common stock (the “Share Consideration”). For purposes of the Share Consideration, each share of Remitly’s common stock is valued at $11.99, which is the product of (a) 1.125 multiplied by (b) the volume-weighted average per share price of Remitly common stock for the 20 trading days immediately preceding the Agreement Date.
At the effective time of the Merger, all outstanding shares of Rewire’s share capital will be canceled and converted into the right to receive a portion of the Merger Consideration pursuant to the terms and subject to the conditions set forth in the Merger Agreement. All options to acquire Rewire’s share capital (“Rewire Options”) outstanding as of immediately prior to the effective time of the Merger will be treated as follows: (i) all vested Rewire Options that are in the money as of the Closing (the “Rewire Qualifying Options”) will be canceled and extinguished and will be converted into the right to receive a portion of the Merger Consideration and (ii) all Rewire Options that are not Rewire Qualifying Options will be canceled and extinguished for no consideration. All warrants to acquire Rewire’s share capital will be automatically terminated for no consideration immediately prior to the Effective Time.
The Merger Agreement contains customary representations, warranties and covenants by Rewire and Remitly. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Remitly does not believe that these schedules contain information that is material to an investment decision. As a result of the foregoing, investors are encouraged not to rely on the representations, warranties and covenants contained in the Merger Agreement, or on any descriptions thereof, as accurate characterizations of the state of facts or condition of Remitly, Rewire or any other party. Investors and stockholders are likewise cautioned that they are not third-party beneficiaries under the Merger Agreement and do not have any direct rights or remedies pursuant to the Merger Agreement.
Remitly’s and Rewire’s obligations to consummate the Merger are subject to customary closing conditions, including, among other things, (i) the receipt of regulatory approvals from Dutch Central Bank (De Nederlandsche Bank) and the Capital Market Insurance and Saving Authority in Israel (collectively, the “Regulatory Approvals”), (ii) the accuracy of certain representations and warranties made by the other party in the Merger Agreement (subject to certain materiality exceptions) and (iii) the other party’s material compliance with its covenants set forth in the Merger Agreement.
The Merger Agreement may be terminated (i) by mutual written consent of Remitly and Rewire, (ii) by Remitly or Rewire, if the closing of the Merger has not occurred on or before 11:59 p.m., Pacific Time, on February 15, 2023

(which date may be first extended to 11:59 p.m., Pacific Time, on May 15, 2023 and then to 11:59 p.m., Pacific Time, on August 15, 2023, in each case, automatically if all closing conditions have been satisfied or waived, other than the receipt of the Regulatory Approvals, as of such original date or the first extended date), (iii) by either Company or Rewire, if the other party (a) breaches its representations, warranties or covenants in the Merger Agreement, (b) has not cured such breach within 30 days of written notice of such breach and (c) such breach would result in the failure of any condition of the closing to be satisfied, (iv) by Remitly, if Rewire’s stockholders do not adopt the Merger Agreement and approve the Merger within 20 days after the execution of the Merger Agreement or (v) by Remitly or Rewire if a court of competent jurisdiction or any other governmental body has issued a final and non-appealable injunction restraining, enjoining or otherwise prohibiting the Merger.
Rewire’s shareholders and holders of Rewire Qualifying Options have agreed to indemnify Remitly for, among other things, (i) breaches of representations, warranties and covenants, (ii) inaccuracies in the calculation and distribution of the Merger Consideration, (iii) outstanding litigation, (iv) claims by Rewire’s equityholders, (v) liabilities for pre-Closing taxes, (vi) D&O indemnification liability to the extent not covered by the D&O tail policy to be purchased by Rewire at Closing, (vii) actual fraud by or on behalf of Rewire, (viii) certain other specified matters and (ix) defense costs of any third-party claim. Pursuant to the terms of the Merger Agreement, Remitly will withhold $12 million from the Merger Consideration and hold such portion of the Merger Consideration for a period of 15 months to partially secure the indemnification obligations of the Indemnifying Parties under the Merger Agreement.
The Company intends to issue the Share Consideration in reliance upon the exemptions from registration afforded by Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D, or in reliance upon the exemption from registration afforded by Regulation S, in each case promulgated under the Securities Act.
The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.
Item 8.01    Other Events.
On August 16, 2022, Remitly and Rewire issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of August 15, 2022, by and among, Remitly Global, Inc., Rewire Merger Sub Ltd., Rewire (O.S.G) Research and Development Ltd. and Fortis Advisors LLC
99.1	Press Release dated August 16, 2022
104	Cover page interactive data file (embedded within the Inline XBRL document)
__________________
*The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. Remitly will furnish copies of any such schedules and exhibits to the Securities and Exchange Commission upon request.
Use of Forward-Looking Statements
This Current Report on Form 8-K and certain information incorporated herein by reference contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the anticipated benefits of the transaction, are forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-

looking statements are subject to a number of risks, uncertainties, and assumptions, including, without limitation, risk related to the ability of the parties to satisfy the closing conditions in a timely fashion or at all, risk that a governmental entity may prohibit, delay or refuse to grant regulatory approval or that regulatory approval is obtained subject to conditions that are not anticipated, risk related to the integration of Remitly and Rewire, risk related to the potential impact on Rewire’s business and business relationships as a result of the transaction and risk related to the ability of Remitly and Rewire to retain and motivate key employees. It is not possible for Remitly’s management to predict all risks, nor can Remitly assess the impact of all factors on Remitly’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Remitly may make. In light of these risks, uncertainties, and assumptions, Remitly’s actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from the forward-looking statements are included in Remitly’s quarterly report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC, and within Remitly’s annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC, which are available on Remitly’s website at https://ir.remitly.com and on the SEC’s website at www.sec.gov. Except as required by law, Remitly assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remitly Global, Inc.

Date: August 16, 2022	By:	/s/ Hemanth Munipalli
Hemanth Munipalli
Chief Financial Officer (Principal Financial and Accounting Officer)